UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 6, 2018
XL GROUP LTD
(Exact name of registrant as specified in its charter)

Bermuda	1-10804	98-1304974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, One Bermudiana Road, Hamilton, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:  (441) 292-8515

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
A special general meeting of shareholders (the “special general meeting”) of XL Group Ltd (“XL”) was held on June 6, 2018 to vote on the proposals identified in the definitive proxy statement filed with the U.S. Securities and Exchange Commission on May 2, 2018 in connection with the transaction contemplated by the Agreement and Plan of Merger, dated as of March 5, 2018 (the “Merger Agreement”), by an among XL, AXA SA and Camelot Holdings Ltd. (“Merger Sub”), providing for the merger of Merger Sub with and into XL, with XL as the surviving corporation in the merger (the “merger”).
Set forth below is a brief description of each matter voted upon at the special general meeting and the results of voting on each such matter as determined in accordance with the XL’s bye-laws.

Proposal 1 - Approval of the Merger Agreement, the statutory merger agreement required in accordance with Section 105 of the Bermuda Companies Act 1981, as amended, and the merger.

Votes For	Votes Against	Abstentions	Broker Non-Votes
191,759,656	66,453	12,801	—

Proposal 2 - Approval on an advisory (non-binding) basis, of the compensation that may be paid or become payable to XL’s named executive officers in connection with the merger.

Votes For	Votes Against	Abstentions	Broker Non-Votes
155,875,147	34,711,489	1,252,274	—

Proposal 3 - Approval of an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, in the event that there were insufficient votes to approve Proposal 1 at the special general meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
175,738,293	16,069,738	30,879	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:     June 6, 2018
XL Group Ltd
(Registrant)

By:	/s/ Kirstin Gould

Name:	Kirstin Gould

Title:	General Counsel and Secretary